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                                                                   Exhibit 10.81

                                                       Standard [LOGO] Chartered

                                                       Standard Chartered Bank
                                                       7 World Trade Center
                                                       New York, NY 10048

                                                       Telephone 212-667-0700

December 30, 1999

Tarrant Apparel Group
3151 East Washington Blvd
Los Angeles, CA 90023

Attn: Mr. Patrick Chow, Treasurer

Ladies and Gentlemen:

Standard Chartered Bank (the "Bank") is pleased to make available an uncommitted line of credit (the "Facility") to Tarrant Apparel Group (the "Borrower") under the following terms and conditions. This letter agreement shall supersede and replace all previous letter agreements between the Bank and the Borrower. No commitment to lend can be assumed or inferred hereby. The purpose of this letter agreement is to outline the general parameters of the transactions that the Bank would consider entering into with the Borrower from time to time.

1.    AMOUNT:

                  An aggregate principal amount at any time outstanding of up to USD10,000,000 (the "Aggregate Exposure") may be made available for the advances ("Advances") for periods up to but not exceeding 90 days for general corporate purposes, and in any event shall be available at the Bank's sole discretion.

2.    AVAILABILITY:

                  The Bank may terminate the Facility at any time in its sole discretion and with immediate effect by written notice to the Borrower. The Bank shall at all times reserve the right to alter the terms of the facility

3.    INTEREST AND FEES:

                  The Borrower agrees to pay the Bank's rate for advances to be determined on the date of transaction as specified in the Promissory Note dated hereof.

4.    TAXES:

                  Payments of all amounts of principal and interest shall be free and clear of and without deduction for any present or future taxes, levies, imposts or duties imposed by any governmental authority in any jurisdiction or political subdivision or taxing authority therein.


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5.    DEFAULT INTEREST:

                  The Borrower agrees to pay interest on any amount which is not repaid or paid when due hereunder or under the Promissory Note (whether at stated maturity, by acceleration or otherwise), until paid in full at a rate per annum equal to 5% above the Prime Rate as quoted by the Bank from time to time.

6.    EVIDENCE OF INDEBTEDNESS:

                  The Borrower agrees that the Bank's internal books and records, the Promissory Note and any other documents required by the Bank which are executed and delivered by the Borrower shall be conclusive evidence (absent manifest error) with respect to all interest rates, repayments and repayment dates and of the Borrower's indebtedness to the Bank. In addition, all terms and conditions of the annexed Promissory Note and any other documents executed in connection herewith are incorporated by reference into any credit contemplated hereunder.

7.    Y2K:        The Borrower represents and warrants that it has made a full and complete assessment of the anticipated costs, problems and uncertainties associated with the inability of certain computer applications and systems to effectively handle data, including dates, on and after January 1, 2000 as same may effect the business, operations and financial condition of the Borrower, its customers, suppliers and vendors. The Borrower has a realistic and achievable program for testing and, as needed, reediting its computer applications and systems on a timely basis. Based on their assessment and program, the Borrower does not reasonably anticipate any material adverse effect on its operations, business or financial condition as a result of issues related to bringing its applications and systems into operational compliance on or before January 1, 2000.

8.    CONDITIONS PRECEDENT:

                  As a precondition to the Bank's considering to extend the credit contemplated by this letter agreement (but with the Bank retaining full discretion as to whether to extend any credit from time to time), the Borrower shall have executed and delivered to the Bank, in form and substance satisfactory to the Bank, the following documents:

                  (a) Facility Letter: the duplicate copy of this letter agreement and the following documents duly signed by officers empowered to sign on the Borrowers behalf;

                  (b) Corporate Standing: a certificate of the Secretary or Assistant Secretary of the Borrower certifying the incumbency and specimen signatures of the officers of the Borrower executing this letter agreement and each of the related documents and that attached hereto are (i) a true and complete copy of the resolutions of the Borrowers board of directors which authorize the acceptance of the credit and the related obligations contemplated by this letter agreement (which resolutions shall not have been rescinded as of the date of such certification) and (ii) true and complete copies of the Borrower's articles or certificate of incorporation and all amendments thereto as in effect as of the date of such certification;

                  (c) Promissory Note in the Bank's form duly executed by officers empowered to sign on the Borrower's behalf; and


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                                                       Standard [LOGO] Chartered

                  (d) Any and all other documents that the Bank may reasonably request from time to time.

9.    REPRESENTATIONS AND WARRANTIES:

                  The Borrower represents and warrants to the Bank that the following statements are true and accurate as of the date hereof and shall be true and accurate as of the date of the disbursement of any credit contemplated hereunder, except as communicated to and approved by the Bank in writing.

                  (i) The Borrower is a corporation duly organized, validly existing and in good standing under the laws of the state of its incorporation and is fully qualified to do business wherever such qualification is necessary. The Borrower has full corporate power and authority to execute this letter and incur the obligations and indebtedness contemplated hereunder. The execution, delivery and performance by the Borrower of its obligations contemplated herein will not contravene any law, regulation, by-law or contractual obligations binding upon the Borrower;

                  (ii) The Borrower's obligation contemplated hereunder constitutes the Borrower's valid and legally binding obligation enforceable against the Borrower in accordance with its terms, except as the enforceability thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditor's rights generally and by general principles of equity and has been duly authorized by the Borrower's board of directors; and

                  (iii) To the best knowledge of the Borrower, there are no
                        pending or threatened actions or proceedings before any court or administrative agency which, if determined adversely, would materially affect the financial condition or operations of the Borrower.

10.   COVENANTS:

                  The Borrower hereby agrees that, as long as any Facility remains outstanding and unpaid, the Borrower shall:

                  (i) provide the Bank audited annual consolidated financial statements (including consolidating schedules), prepared in accordance with GAAP, within 90 days of the end of the Borrower's fiscal year end;

                  (ii) submit to the Bank management prepared audited consolidated quarterly financial statements, prepared in accordance with GAAP, within 45 days of the end of the Borrowers' fiscal quarter.

11.   RIGHT OF SET-OFF:

                  In addition to the rights granted to it by applicable law, the Bank has the right to set-off and apply to any of the Borrower's obligations hereunder any amount received by it from the Borrower, including any balance in any deposit account of the Borrower maintained with the Bank or any of its branches.


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12.   ASSIGNMENTS:

                  The Bank may at any time assign or sell participation in all or a portion of its rights and obligations hereunder to one or more banks or other financial institutions. The Borrower shall not assign or delegate any of its rights or obligations hereunder without the prior written consent of the Bank and any attempted assignment by the Borrower without such consent shall be null and void.

13.   LEGAL FEES AND EXPENSES:

                  The Borrower agrees to pay to the Bank on its first demand all costs and expenses incurred by the Bank in connection with the preparation, execution and/or amendment of this letter agreement and the enforcement or collection of any obligations arising in connection with the transactions contemplated hereby, including, without limitation, reasonable attorneys' fees, a reasonable estimate of the allocated cost of Bank's in-house counsel and other legal expenses.

14.   WAIVERS:

                  The failure of the Bank at any time to require performance by the Borrower of any provisions hereof shall in no way affect the Bank's rights to require such performance at any time thereafter, nor shall the waiver by the Bank of the breach of any provision hereof be taken or held to be a waiver or modification of any succeeding breach of such provision. No modification or waiver of any provisions of this letter agreement shall be effective unless in writing, signed by the Bank, and only to the extent specifically set forth therein; nor shall any such waiver or modification be applicable except in the specific instance for which given.

15.   GOVERNING LAW; WAIVER OF TRAIL BY JURY; CONSENT TO JURISDICTION:

                  The Borrower agrees that any legal action arising out of or in any connection with this letter agreement or bankers' acceptances, overdrafts or letters of credit may be brought by the Bank, in its discretion, in the State or Federal Courts located in New York City and the Borrower waives the right to trail by jury in any action or proceeding related hereto or in connection with the obligations undertaken hereby and in the security documents related hereto.

                  THE BORROWER'S OBLIGATIONS WITH RESPECT TO THIS LETTER AGREEMENT AND THE OBLIGATIONS CONTEMPLATED HEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.


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                                                       Standard [LOGO] Chartered

If the terms and conditions specified in this letter agreement are acceptable to you, please indicate your acceptance thereof by signing and returning the attached copy to us.

Very truly yours,
STANDARD CHARTERED BANK


By: /s/ Andrew Y. Ng                         By: /s/ Larry Fitzgerald
   -----------------------------                --------------------------------
Name:  Andrew Y. Ng                          Name:  Larry Fitzgerald
Title: Vice President                        Title: Vice President

Agreed to and accepted by:
TARRANT APPAREL GROUP


By: /s/ Gerard Guez                          By:
   -----------------------------                --------------------------------
Name: Gerard Guez                            Name:
Title: Chief Executive Officer               Title:
Date: 1-13-00                                Date:


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